UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


   Date of report (Date of earliest event reported)      February 24, 2005
                                                    ----------------------------

                            City National Corporation
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


                 1-10521                                  95-2568550
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        (Commission File Number)               (IRS Employer Identification No.)


                City National Center
 400 North Roxbury Drive, Beverly Hills, California               90210
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      (Address of Principal Executive Offices)                  (Zip Code)


                                 (310) 888-6000
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     OTHER EVENTS

               Pursuant to previously announced discussions regarding compliance with the Bank Secrecy Act, City National Bank, the wholly owned subsidiary of City National Corporation (NYSE:CYN), announced it has entered into a consent agreement with the Office of the Comptroller of the Currency and has agreed to a $750,000 monetary assessment.

               City National, which already has taken significant steps to strengthen compliance policies and procedures, reiterated its commitment to further improvements and full compliance with its legal and regulatory requirements.

               Notwithstanding this commitment, and as previously stated, the bank expects earnings per share in 2005 to grow between 11 percent and 14 percent over last year. City National last month reported 2004 net income of $206.3 million.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CITY NATIONAL CORPORATION


February 24, 2005                        By: /s/ Christopher J. Carey
                                             -----------------------------------
                                             Christopher J. Carey
                                             Executive V.P. and Chief Financial
                                             Officer
                                             (Authorized Officer and Principal
                                             Financial Officer)